NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
Neuberger Berman Real Estate Securities Income Fund Inc.
Pursuant to the Offer to Purchase
dated May 1, 2009

        This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the shares of common stock of Neuberger Berman Real Estate Securities Income Fund Inc. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary on or before 12:00 Midnight, New York City time, May 29, 2009, or such later date to which the Offer is extended (the "Expiration Date"). Such form may be delivered by hand or mailed to the Depositary, and must be received by the Depositary on or before 12:00 Midnight, New York City time on the Expiration Date. See Section 4 of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

Toll Free
(866) 223-8669

By First Class Mail, By Overnight Courier, By Hand:

By First Class Mail:	By Registered Certified or Express Mail or Overnight Courier:	By Hand:
Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Newport Office Center VII 480 Washington Boulevard Mail Drop—Reorg Attn: Reorganization Dept., 27th Floor Jersey City, NJ 07310	Mellon Investor Services LLC Newport Office Center VII 480 Washington Boulevard Mail Drop—Reorg Attn: Reorganization Dept., 27th Floor Jersey City, NJ 07310

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Neuberger Berman Real Estate Securities Income Fund Inc. (the "Fund"), a Maryland corporation, upon the terms and subject to the conditions set forth in its Offer to Purchase dated May 1, 2009 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, shares of its common stock, par value $0.0001 per share (the "Common Shares"), pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

☐ check here if the shares will be tendered by book-entry transfer	Signature

Number of Common Shares tendered	Name(s) of Tendering Institution

DRS Transaction Advice Numbers (if applicable)	(Address)

Account Number	(Zip Code)

(Area Code and Telephone Number)

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above named person(s) "own(s)" the Common Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Common Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary the Common Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and, in the case of a book-entry delivery, an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the American Stock Exchange after the date hereof.

        The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

(Name of Firm)
(Authorized Signature)
(Name)
(Address)
(Zip Code)
(Area Code and Telephone Number)

Dated:                                      , 2009.

J0205    05/09